UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

August 25, 2016

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2016, Agile Therapeutics, Inc. (the “Company”) entered into the First Amendment to Loan and Security Agreement (the “First Amendment”) with Hercules Capital, Inc., formerly known as Hercules Technology Growth Capital, Inc., (“Hercules”) and the several banks and other financial institutions or entities from time to time parties to the loan agreement (collectively, the “Lender”), which amends certain terms of the Loan and Security Agreement, dated February 24, 2015, by and among the Company, Lender, and Hercules (the “Loan Agreement”).

The First Amendment extends the Company’s option to draw down the second tranche of $8.5 million (the “Second Term Loan Advance”) of the term loan facility provided under the Loan Agreement (the “Term Loan”) until March 31, 2017 (the “Draw Period”) and makes the Second Term Loan Advance during the Draw Period subject to the consent of Hercules, among other customary conditions.  The First Amendment also extends the interest-only payments until January 31, 2017 in connection with the first tranche of $16.5 million of the Term Loan, which was funded to the Company on February 24, 2015 (the “First Term Loan Advance”, and together with the Second Term Loan Advance, the “Term Loan Advances”).  The First Amendment also provides the Company the ability to extend further the interest-only payments for two successive periods as follows: (i) until April 30, 2017, subject to the Company successfully completing its clinical study of the “AG200-15” product candidate, and the Company receiving data that supports the filing of a response to the U.S. Food and Drug Administration’s complete response letter relating to the new drug application for AG200-15 filed by the Company (“First Interest Only Period Extension”), and (ii) until July 31, 2017, provided that (x) the Company has received the First Interest Only Period Extension and (y) the Company has received unrestricted and unencumbered gross cash proceeds in an aggregate amount greater than or equal to Forty Million Dollars ($40,000,000.00) from the issuance and sale by the Company of its equity securities (“Second Interest Only Period Extension”).

The First Amendment provides that the Term Loan will mature on December 1, 2018; provided, however, that if the First Interest Only Period Extension occurs on or prior to January 31, 2017, the Term Loan will mature on March 1, 2019; and provided further, however, that if both (a) the First Interest Only Period Extension occurs on or prior to January 31, 2017, and (b) the Second Interest Only Period Extension occurs on or prior to April 30, 2017, the Term Loan will mature on June 1, 2019.

The First Amendment also provides that as part of the extension of the interest-only period for the First Term Loan Advance, Hercules will return to the Company the principal payments of the First Term Loan Advance paid by the Company in July and August 2016 (collectively, the “Prior Principal Payments”), and the Prior Principal Payments will once again constitute outstanding Term Loan Advances under the Loan Agreement.

All other material terms of the Loan Agreement remain unchanged by the First Amendment.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Term Loan set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

First Amendment to Loan and Security Agreement, dated August 25, 2016, by and among Agile Therapeutics, Inc. and Hercules Capital, Inc. and the several banks and other financial institutions or entities from time to time parties to the loan agreement, dated February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: August 26, 2016	By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: President and Chief Executive Officer